EXHIBIT 3

Neither this Option, nor the shares of Common Stock issuable upon its exercise, have been registered under the Securities Act of 1933, as amended. This Option has been, and the shares of Common Stock issuable upon its exercise will be, acquired for investment. This Option may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms hereof and except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that registration is not then required under such Act.


                                     Option


              To Purchase 229,323 shares of Class A Common Stock of

                       PETROLEUM HEAT AND POWER CO., INC.

                                December 7, 1994


     THIS IS TO CERTIFY THAT American Gas & Oil Investors is entitled to purchase from Star Gas Corporation, a Delaware corporation, (the "Company") at any time after December 7, 1994, until 5:00 P.M., New York time, on December 20, 1998 (the "Expiration Date"), two hundred twenty-nine thousand, three hundred twenty-three (229,323) shares (subject to adjustment as provided in Article Four hereof) of Class A Common Stock, par value $.10 per share, of the Company, at the Purchase Price (defined below) subject to exercise of the other appurtent rights, powers and privileges, all on the terms and conditions hereinafter provided.

1.   Certain Definitions

     For all purposes of this Option, unless the context otherwise requires:

     Act

     The term "Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     Affiliate

     The term "Affiliate", as it applies to the Optionholder, means an individual, corporation, partnership or other entity which controls, is controlled by, or is under common control with, the Optionholder.

     Shares of Common Stock

     The term "shares of Common Stock" means the Company's shares of Class A Common Stock, par value $.10 per share, and any capital stock into which such shares of Common Stock may thereafter have been changed, and for purposes of Article Four shall also include capital stock of the Company or any class of the Company's securities thereafter authorized which ranks, or is entitled to a

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participation, as to assets or dividends, substantially on a parity with the shares of Common Stock.

     Company

     The term "Company" means Petroleum Heat and Power Co., Inc., a Minnesota corporation.

     Expiration Date

     The term "Expiration Date" means 5:00 P.M., New York time, on December 20, 1998, unless terminated at an earlier date pursuant to Section 4.4.6 hereof.

     Number of option Shares

     The term "number of Option Shares" has the meaning assigned to it in Article Four hereof.

     Optionholder

     The term "Optionholder" means FRC Star Gas, Inc.

     Options

     The term "Options" means this Option and all Options issued in substitution, combination or subdivision thereof. All Options shall at all times be identical as to terms and conditions and expiration date, except as to the number of shares of Common Stock for which they may be exercised and except as otherwise required by this Option or as otherwise agreed to by the Company and the Optionholder.

     Option Shares

     The term "Option Shares" means the shares of Common Stock issuable upon the exercise of the Options.

     Purchase Price

     The term "Purchase Price" means $10.14 per share as adjusted pursuant to Article Four hereof. In lieu of payment of the Purchase Price, the Optionholder shall have the right to require the Company to convert this Option, in whole or in part, into shares of Common Stock ("Conversion Right"), as provided in this Section. Upon exercise of the Conversion Right, the Company shall deliver to the Optionholder (without payment by the Optionholder of any of the Purchase Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Value (as defined below) of the portion of the Option being converted by (y) the Market Price (as defined below), immediately prior to the exercise of the Conversion Right. The "Value" of the portion of the option being converted shall mean the difference between
(a) the Purchase Price multiplied by the number of shares of Common Stock being converted and (b) the Market Price multiplied by the number of shares of Common Stock being converted. "Market Price" means the average of the last reported sales price for the shares of Common Stock for the 10 trading days preceding the date on which the Option is exercised as reported by the NASDAQ National Market System, or if a class of stock is not included in the NASDAQ National Market System, then on the stock exchange or listing service on which such

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class is included, provided, however, that if no such sales prices exist, then the Conversion Right shall not be available to the Optionholder.

2.  Exercise of Option

     2.1  Manner of Exercise

     Until the Expiration Date, the Optionholder may exercise this Option in whole at any time or in part from time to time for the purchase of the number of shares of Common Stock which such Optionholder is then entitled to purchase hereunder, at the Purchase Price per Common Share determined in accordance with the provisions hereof.

     In order to exercise this Option, in whole or in part, the Optionholder shall deliver to the Company at its principal office or such other office or agency designated by it for such purpose, written notice of the Optionholder's election to exercise this Option, which notice shall specify the number of shares of Common Stock to be purchased. Ten days thereafter the Optionholder shall deliver cash or a certified or bank check payable to the order of the Company in an amount equal to the Purchase Price of the number of shares of Common Stock being purchased and (b) this Option, against delivery of a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The certificate or certificates so delivered shall be in such denomination or denominations as may be specified in such notice and shall be registered in the name of the Optionholder or, subject to Article Three, such other name as shall be designated (together with an address) in such notice.

     Such certificate or certificates shall be deemed to have been issued and the Optionholder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date such notice and payment is received by the Company as aforesaid if this Option has been exercised in compliance with the above provisions. If this Option shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Optionholder a new Option evidencing the rights of the holder to purchase the remaining shares of Common Stock called for by this Option, which new Option shall in all other respects, except as provided in Article Three, be identical with this Option, or, at the request of the Optionholder, appropriate notation may be made on this Option and the same returned to such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates under this section, except that, in the case such share certificates shall be registered in a name or names other than the name of the Optionholder, funds sufficient to pay all share transfer taxes which shall be payable upon issuance of such share certificate or certificates shall be paid by the Optionholder at the time the notice of exercise hereinabove mentioned is delivered to the Company.

     2.2  Option Shares Fully Paid

     All Option Shares shall be, when issued, duly authorized, validly issued, fully paid and non-assessable.

     2.3  Fractional Shares

     The Company shall not be required upon the exercise of this Option to issue a certificate representing any fraction of a share of Common Stock, but,

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

at the option of the company, in lieu of issuing such a fractional share, may pay for such fraction of a share at the Purchase Price in effect on the date of such exercise of this Option.

3.    Transferability; Compliance With Securities Act

     3.1  Restrictive Legend

     Unless otherwise not required by this Article Three, each certificate for Option Shares initially issued upon the exercise of this Option, and each certificate for shares of Common Stock issued to a subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms hereof and except pursuant to an effective registration statement under such Act and any applicable state securities laws, or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not then required.

     3.2  Restriction On Transferability

     The Options shall not be transferable except to a person controlled by, controlling, or under common control with the Option Holder. The Option Shares shall be freely transferable except to the extent limited by law or by any agreement among shareholders of the Company.

4.    Adjustments To Purchase Price And Number of Option Shares

     The Purchase Price and the number of Option Shares purchasable hereunder (such number, as in effect from time to time, being hereinafter called the "number of Option Shares"), as specified in this Option, shall be subject to adjustment from time to time as follows:

     4.1 Dividends and Reclassifications. In case the Company shall (i) declare a dividend, or make a distribution, on its outstanding shares of Common Stock in shares of its Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the number of Option Shares in effect at the time of the record date for such dividend or distribution or subdivision or combination, or the effective date thereof if no record date is fixed therefor, shall be proportionately adjusted so that the holder of any Option surrendered for exercise immediately after the time of such record date or such effective date (if no record date is fixed) shall be entitled to receive the number of Option Shares which such holder would have owned or been entitled to receive had the Option been exercised immediately prior to such time. Adjustment in the number of Option Shares shall be made successively whenever any event specified above shall occur.

     4.2 Liquidating Dividends. In the event that the Company shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, or other than as a cash dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Company, the Optionholder shall,

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

upon the exercise of the option after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the Option Shares, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to the Optionholder if it had exercised the Option immediately prior to the record date for such distribution, or in the absence of a record date, immediately prior to the date of such distribution.

     4.3 Adjustment of Purchase Price. Upon each adjustment of the number of Option Shares pursuant to this Article, the Purchase Price shall be adjusted to equal the amount obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by a fraction, the numerator of which equals the number of Option Shares in effect prior to such adjustment and the denominator of which equals the number of Option Shares in effect after such adjustment.

     4.4  Miscellaneous matters.

          4.4.1 No adjustment of the Purchase Price shall be made if the amount of such adjustment shall be less than one percent of the then Purchase Price, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than one percent of the then Purchase Price.

          4.4.2 The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be conclusive of the correctness of any computation made under this Article.

          4.4.3 Whenever any adjustment is required in the then Purchase Price, the Company shall forthwith (i) prepare a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a copy of such statement to be mailed to the Optionholder.

          4.4.4 The Company shall at all times reserve and keep available out of its authorized shares of Common Stock the full number of Option Shares into which all Option from time to time outstanding are exercisable. If at any time the number of authorized and unissued shares of Common Stock shall not be sufficient to effect the exercise this option at the Purchase Price then in effect, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized Common Stock to such number of shares as shall be sufficient for such purpose.

          4.4.5 In case of any reclassification of or change in the outstanding shares of Common Stock (other than a change in par value, or a change from no par to par value or from par value to no par value) or in the case of any consolidation of the Company with, or, merger of the Company into, another corporation (other than a consolidation in which the Company is the continuing corporation and which does not result in any reclassification of or change in the outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of all or substantially all the assets of the Company, the Optionholder shall have the right to exercise such option into the kind and amount of shares and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which the Option could have


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

been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. After such reclassification, change, consolidation, merger, sale or conveyance, adjustments of the Purchase Price and number of Option Shares (or other securities) shall be as nearly equivalent as may be practicable to the adjustments of the Purchase Price and number of Option Shares (or other securities) provided for herein.

     The Company and any successor shall not effect any such consolidation, merger, sale or conveyance of property as an entirety with or to another corporation unless and until such other corporation shall agree to deliver to the Optionholder, upon the exercise of the Option, such shares, securities and property which, in accordance with the foregoing provisions, such Optionholder shall have the right to receive. Successive reclassifications, changes, consolidations, mergers, sales or conveyances and adjustments of Purchase Price and number of Option Shares (or other securities) shall be similarly treated.

     Immediately before any such consolidation, merger, sale or conveyance of property as an entirety with or to another corporation the Company shall pay to the Optionholder an amount of cash equal to the number of Option Shares multiplied by the difference between (a) the cash or fair value of any property or securities to be received by a holder of a share of Common Stock pursuant to any such consolidation, merger, sale or conveyance of property and (b) the Purchase Price.

5.  Notice Of Certain Events.

     In case at any time on or after the date hereof:

     (a) there shall be any capital reorganization or reclassification of the shares of Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock and other than a change in the par value or the shares of Common Stock, or a change from par value to no par value or from no par value to par value), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale or transfer of all or substantially all the assets of the Company; or

     (b) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be delivered to each Optionholder, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

6.  Limitation of Liability


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

     No provision hereof, in the absence of affirmative action by the Optionholder to purchase shares of Common Stock, and no mere enumeration herein of the rights and privileges of the Optionholder, shall give rise to any liability of such Optionholder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.  Miscellaneous Provisions

     7.1 Notices and Demands on Company and Optionholder. Any notice or demand which by any provision of this Option is required or permitted to be given or served may be given or served by being deposited postage prepaid, registered or certified mail, return receipt requested, in a post office letter box addressed (until another address of the Company is given by the Company to the Optionholder) as follows: if to the Company, then to Petroleum Heat and Power Co., Inc., Davenport Street, Stamford, Connecticut 06094, Attn: George Leibowitz, Senior Vice President. If to the Optionholder, then to FRC Star Gas Inc. c/o First Reserve Capital Corporation, 475 Steamboat Road, Greenwich, Connecticut 06803, Attn: William Macaulay, Managing Director. All notices shall be deemed to have been given upon delivery or mailing thereof.

     7.2 Amendments And Waivers. Any term of this Option may be changed, waived, discharged or terminated only be a written consent of the Company and the Optionholder.

     7.3 Laws of Delaware To Govern. This option shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal laws of such State.


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      7.4  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the Company has caused this Option to be signed in its name by a duly authorized officer and attested by its Secretary or Assistant Secretary.

Dated:  December 30, 1994

                          PETROLEUM HEAT AND POWER CO., INC.

                          /s/ George Leibowitz
                          ----------------------------------

                          Name:  George Leibowitz
                          Title: Senior Vice President




ATTEST:


_______________________
Name:
Title:









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